Exhibit (s)
Calculation of Filing Fee Tables
FORM N-2
(Form Type)
NEUBERGER BERMAN HIGH YIELD STRATEGIES FUND INC.
(Exact Name of Registrant as Specified in its Charter)
Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection With Unsold Securities to be Carried Forward

Newly Registered Securities
Fees to Be Paid			–	–	–	–	–	–
			–	–	–	–	–	–
Fees Previously Paid	Equity	Common Stock	457(o)	–	–	$150,000,000	$153.10	$22,965
	Other	Subscription Rights to Acquire Shares of Common Stock(1)	–	–	–	–	–	–

Carry Forward Securities
Carry Forward Securities	Equity	Common Stock	415(a)(6)	–	–	$24,574,055.94	$92.70(2)	–	N-2	333-257996	April 7, 2022	2,278.01499

Total Offering Amounts						$174,574,055.94(3)		–
Total Fees Previously Paid								$22,965(4)
Total Fee Offsets								–
Net Fee Due								$0

(1)
No separate consideration will be received by the Registrant. Any shares issued pursuant to an offering of rights to acquire shares of common stock, including any shares issued pursuant to an over-subscription privilege or a secondary over-subscription privilege, will be shares registered under this Registration Statement.

(2)	This fee rate reflects the fee for the securities registered in April 2022 (see footnote 4 below).
(3)
Pursuant to Rule 415(a)(6) under the Securities Act of 1933, as amended (the “Securities Act”), respectively, the $174,574,055.94 aggregate offering price of securities covered by this registration statement (this “Registration Statement”) includes $24,574,055.94 aggregate offering price of the Registrant’s securities (the “Unsold Securities”) that were previously registered by the Registrant on the Registrant’s registration statement on Form N-2 under the Securities Act (File No. 333-257996) filed on April 5, 2022, (as amended, the “Prior Registration Statement”). Pursuant to Rule 415(a)(6) under the Securities Act, the filing fees previously paid in connection with the Unsold Securities will continue to be applied to the Unsold Securities that are being carried forward to this Registration Statement. The Registrant may continue to offer and sell the securities covered by the Prior Registration Statement until the effective date of this Registration Statement. For reasons stated above, the net registration fee paid in connection with this Registration Statement is $22,965.00, which was previously paid in connection with the Registrant’s registration statement on Form N-2 under the Securities Act (File No. 333-282910) filed on October 31, 2024.

(4)	A filing fee of $22,965.00 was previously paid in connection with the Registrant’s registration statement on Form N-2 under the Securities Act (File No. 333-282910) filed on October 31, 2024.